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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       December 19, 1997
                                                 ---------------------------

                                    BTG, INC.
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             (Exact name of registrant as specified in its charter)


      Virginia                      000-25094                  54-1194161
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(State or other jurisdiction       (Commission                (IRS Employer
     of incorporation)               File No.)              Identification No.)

3877 Fairfax Ridge Road, Fairfax, Virginia                    22030
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(Address of principal executive offices)                     (Zip Code)

               Registrant's telephone number, including area code:
                                 (703) 383-8000

                                 Not applicable
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          (Former name or former address, if changed since last report)

                            Exhibit Index on Page: 4
                                                  ---
                            Total Number of Pages:
                                                  ---

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Item 5.     Other Events.

            On December 19, 1997, BTG, Inc. ("BTG") announced the signing of a letter of intent with Government Technology Services, Inc. ("GTSI") on December 18, 1997. Under the letter of intent, BTG would sell to GTSI substantially all of the assets of the BTG division engaged in the business of reselling computer hardware, software, peripherals and integrated systems. In exchange for such assets, GTSI would pay to BTG $8,000,000 in cash and issue to BTG 3,000,000 shares of common stock of GTSI. Pursuant to a standstill agreement that BTG would execute at closing, BTG would have certain restrictions on its ability to transfer and vote its shares of GTSI stock. If the transaction is consummated, BTG would own approximately 30.8% of the issued and outstanding shares of common stock of GTSI. In addition, BTG would be entitled to one seat on GTSI's Board of Directors and the two companies would mutually agree upon a second director appointed by BTG. The transaction is expected to take several months to complete. For additional information, please see the attached press release.

            GTSI is a government reseller providing products and services to federal, state and local government customers. GTSI reported gross revenues of $492 million for its fiscal year ended December 31, 1996, and gross revenues of $344.6 million for the nine month period ended September 30, 1997. Shares of common stock of GTSI are traded on the NASDAQ under the symbol "GTSI".

            There are a number of conditions to consummation of the transaction, including, among others, (1) completion of satisfactory due diligence by the parties, (2) the parties entering into a definitive acquisition agreement, (3) obtaining any governmental or other required approvals and consents (including under the Hart-Scott-Rodino Antitrust Improvements Act of
1976) and (4) approval of the transaction by the GTSI stockholders.

            There can be no assurances that the above closing conditions will be satisfied and that the transaction with GTSI will be consummated. The value of the transaction to BTG will depend in part upon GTSI's future results of operations and performance of its stock price, due to the fact that a significant portion of the purchase price is in the form of GTSI stock. Although the GTSI transaction will decrease BTG's operating expenses, the transaction is also expected to result in decreased revenues in the first fiscal year after the transaction is consummated, as well as potentially decreasing BTG's future rate of revenue growth as a result of the sale of a revenue generating business. In addition, the sale of assets to GTSI would likely result in a reduction of BTG's borrowing base for purposes of its revolving credit facility and, therefore, limit BTG's available financing for working capital and acquisition purposes. The liquidity of the shares of GTSI stock received by BTG in the transaction will be limited due to restrictions placed under the standstill agreement.


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            Except for historical information, all of the statements, including the benefits of the transaction for both companies, expectations and assumptions contained in the foregoing are "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995) that involve a number of risks and uncertainties. It is possible that the assumptions made by management for purposes of such statements may not materialize. Actual results may differ materially from those projected or implied in any forward-looking statements.

Item 7.     Financial Statements and Exhibits.

            (c)         Exhibits.

99          Press Release dated December 19, 1997


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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              BTG, INC.

Date:  December 19, 1997                      By:/s/ Edward H. Bersoff
                                                 ---------------------
                                              Edward H. Bersoff
                                              Chairman of the Board,
                                              Chief Executive Officer
                                              and President


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                                  EXHIBIT INDEX

Exhibit No.        Description
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99                 Press Release dated December 19, 1997